SCHEDULE 14 INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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                       Saks Incorporated
(Name of Registrant as Specified in Its Charter)

                       Saks Incorporated
(Name of Person(s) Filing Proxy Statement)

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750 Lakeshore Parkway
Birmingham, Alabama 35211

April 30, 2001

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of the Shareholders to be held at 8:30 a.m. Eastern Time on Wednesday,
June 13, 2001, at the Willard Inter-Continental Hotel, 1401 Pennsylvania Avenue NW, Washington, D.C. 20004.

The notice of the meeting and proxy statement accompanying this letter describe the specific business to be acted upon. Your vote is very important. We ask that you vote over the Internet or by telephone or return your proxy card in the postage-paid envelope as soon as possible.

After the meeting, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to the shareholders. I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

R. Brad Martin
Chairman of the Board and0
Chief Executive Officer


750 Lakeshore Parkway
Birmingham, Alabama 35211

NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS

To the Shareholders of Saks Incorporated:

Notice is hereby given that the Annual Meeting of the Shareholders of Saks Incorporated (the "Company") will be held at 8:30 a.m.
Eastern Time on Wednesday, June 13, 2001, at the Willard Inter-Continental Hotel, 1401 Pennsylvania Avenue NW, Washington, D.C.
20004, for the following purposes:

1.    To elect six Directors to hold office for the term specified or until their respective successors have been elected and qualified;

2.    To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year ending February 2, 2002;

3.    To vote on a shareholder proposal concerning Board of Director term limits;

4.    To vote on a shareholder proposal concerning the Company's classified Board of Directors; and

5.    To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 16, 2001 are entitled to notice of, and to vote at, the meeting.

Shareholders are cordially invited to attend the meeting in person.

                                                                                   By order of the Board of Directors,

                                                                                  Julia Bentley
                                                                                 Secretary
                                                                                 April 30, 2001

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO VOTE OVER THE INTERNET, BY
TELEPHONE, OR TO MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE
PROVIDED. PLEASE SEE THE PROXY CARD FOR PROCEDURES AND INSTRUCTIONS FOR INTERNET AND TELEPHONE
VOTING.


PROXY STATEMENT

Information Concerning the Solicitation

This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of the Shareholders (the "Annual Meeting") of Saks Incorporated (the "Company"), a Tennessee corporation, to be held on June 13, 2001.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. Certain Directors, officers, and employees of the Company may solicit proxies by telephone, Internet, telecopier, mail, or personal contact. In addition, the Company has retained Georgeson Shareholder Communications, Inc., New York, New York, to assist with the solicitation of proxies for a fee not to exceed $11,500, plus reimbursement for out-of-pocket expenses. Arrangements will be made with brokers, nominees, and fiduciaries to send proxies and proxy materials at the Company's expense to their principals. The proxy materials are first being mailed to shareholders on or about May 1, 2001.

A shareholder voting over the Internet, by telephone, or by signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. Attendance at the Annual Meeting by a shareholder who has given a proxy will not have the effect of revoking it unless he or she gives such written notice of revocation to the Secretary before the proxy is voted. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. Abstentions and broker non-votes have no affect on the plurality vote for the election of Directors. All other matters will be approved if the votes cast favoring the action exceed the votes opposing the action.

Outstanding Voting Securities

Only shareholders of record at the close of business on April 16, 2001 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 141,893,346 shares of Common Stock. Each share has one vote.

Listed in the following table are the number of shares owned by each Director, certain executive officers, and all Directors and officers of the Company as a group as of March 15, 2001. The table also includes the beneficial owners as of March 15, 2001 (unless otherwise noted) of more than 5% of the Company's outstanding Common Stock who are known to the Company.

Name of Beneficial Owner (and Address if "Beneficial Ownership" Exceeds 5%)	Total Shares Beneficially Owned (1)		Percentage of Common Stock Ownership
Directors:
Bernard E. Bernstein	58,002	(2)	*
Stanton J. Bluestone	364,808		*
John W. Burden, III	36,465		*
James A. Coggin	617,497		*
Ronald de Waal	3,011,007		2.12%
Julius W. Erving	44,243		*
Michael S. Gross	33,505		*
Donald E. Hess	702,177	(3)	*
G. David Hurd	53,974		*
R. Brad Martin	3,626,184	(4)	2.53%


Name of Beneficial Owner (and Address if "Beneficial Ownership" Exceeds 5%)	Total Shares Beneficially Owned (1)		Percentage of Common Stock Ownership
Directors:
Philip B. Miller	1,205,628		*
C. Warren Neel	43,324		*
Stephen I. Sadove	48,549		*
Marguerite W. Sallee	29,289		*
Christopher J. Stadler	9,829		*
Gerald Tsai, Jr.	38,600		*
Named Executive Officers:
Douglas E. Coltharp	333,582		*
Brian J. Martin	316,831		*
Donald E. Wright	230,056		*
All Directors and Officers as a group (20 persons)	10,903,550		7.47%
Other 5% Owners:
Investcorp S.A.	7,477,164	(5)(6)	5.27%
Orient Star Holdings LLC	21,100,000	(5)(7)	14.88%
SIPCO Limited	7,465,684	(5)(8)	5.26%
Southeastern Asset Management, Inc.	27,173,300	(5)(9)	19.16%

______________________________________________________

*	Owns less than 1% of the total outstanding Common Stock of the Company.
(1)

Includes shares that the following persons have a right to acquire within sixty days after March 15, 2001 through the exercise of stock options: Bernstein (24,600), Bluestone (353,800), Burden (18,600), Coggin (440,002), de Waal (34,600), Erving (18,600), Gross(24,600), Hess (14,600), Hurd (25,540), Jones (0), R. Brad Martin (1,404,830), Miller (1,092,048), Neel (24,600), Sadove (25,640),Sallee (20,600), Stadler (5,600), Tsai (24,600), Coltharp (249,737), Brian J. Martin (230,942), and Wright (167,956).

(2)	Includes 6,000 shares owned by the Bernard E. Bernstein Defined Benefit Pension Plan.
(3)

Includes: (i) 328,230 shares owned directly by Mr. Hess, (ii) 280,842 shares held by Mr. Hess as trustee or co-trustee for his children, and (iii) 69,176 shares held by him as trustee for the children of his sister. Does not include: (i) 4,580 shares owned directly by his wife, (ii) 14,660 shares held by his wife as co-trustee for one of their children, or (iii) 134,164 shares held by another individual as trustee for Mr. Hess' children.

(4)

Includes: (i) 20,227 shares held by the RBM Family Limited Partnership, (ii) 3,175 shares owned by RBM Venture Company, a company of which Mr. Martin is sole shareholder, (iii) 338,929 shares held by Mr. Martin as trustee or co-trustee for his children, (iv) 8,510 shares owned by the Martin Family Foundation, (v) 25,000 shares of restricted stock which were fully vested by March 30, 1999, (vi) 40,000 shares of restricted stock which will fully vest by October 2, 2001, (vii) 100,000 shares of restricted stock which will fully vest by February 18, 2003, (viii) 200,000 shares of restricted stock, the restrictions on which lapse based on performance measurements and length of service, and (ix) 50,000 shares held in a trust to be settled in accordance with a deferral agreement.

(5)	Based solely on information provided by the beneficial owner.
(6)

Investcorp does not directly own any shares of Common Stock. Beneficial ownership includes 4,873,744 shares owned by three indirect, wholly owned subsidiaries of Investcorp. The remainder of the shares shown as beneficially owned by Investcorp consists of the shares owned by Cayman Islands corporations, none of which is a beneficial owner of five percent or more of the Common Stock. Investcorp may be deemed to share beneficial ownership of the shares of Common Stock held by such entities because such entities or their stockholders or principals have entered into revocable management services or similar agreements with an affiliate of Investcorp pursuant to which each such entity has granted such affiliate the authority to direct the voting and disposition of the stock owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation, with its registered address at 37 rue Notre-Dame, Luxembourg.


(7)

Orient Star Holdings LLC, a limited liability company organized under the laws of Delaware, has as its sole member Inmobiliaria Carso, S.A. de C.V., a corporation organized under the laws of Mexico. All of the outstanding voting equity securities of Inmobiliaria Carso, S.A. de C.V. are owned by a Mexican trust. The beneficiaries of the trust are Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, and Johanna Monique Slim Domit, each a citizen of Mexico. The principal business address for each of the foregoing individuals is Paseo de las Palmas 736, Colonia Lomas de Chapultepec, Mexico D.F. 11000.

(8)

SIPCO Limited ("SIPCO") does not directly own any Common Stock. The number of shares shown as owned by SIPCO consists of the shares Investcorp is deemed to beneficially own. SIPCO may be deemed to control Investcorp through its ownership of a majority of the stock of a company which indirectly owns a majority of Investcorp's outstanding stock. SIPCO is a Cayman Islands corporation with its address at P.O. Box 1111, West Wind Building, George Town, Grand Cayman, Cayman Islands, British West Indies.

(9)

Southeastern Asset Management, Inc. ("Southeastern") is an investment advisor registered under the Investment Advisors Act of1940. Shares are held by one or more of Southeastern's clients. Pursuant to investment advisory agreements with its clients, Southeastern has sole voting and investment power over the securities owned by the clients that it manages. Southeastern has no interest in dividends or proceeds from the sale of such securities and disclaims beneficial ownership of all the securities held by its advisory clients. Southeastern's address is 6410 Poplar Avenue, Memphis, Tennessee.

ELECTION OF DIRECTORS
(Item No. 1)

The Company's Charter, as amended, provides that the Board of Directors shall be divided into three classes, designated as Class I, Class II, and Class III. The terms of Class I, II, and III will expire in 2004, 2002, and 2003, respectively. The Board of Directors proposes the election of six Directors to Class I. These six Directors, together with the eleven Directors whose terms continue beyond this year's Annual Meeting, will comprise the Board of Directors. Each Director will hold office for the term specified and until his or her successor is elected and qualified. Unless otherwise instructed by the shareholder, the persons named in the enclosed form of proxy intend to vote for the election of the persons listed in this proxy statement. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the proxies will be voted for the election of a substitute nominee to be selected by the persons named in the proxy.

We have provided below information about the nominees and Directors. The business association as shown has been continued for more than five years unless otherwise noted.

Name, Principal Occupation, and Directorship	Age	Director Since
NOMINEES FOR DIRECTOR Class I (terms expiring in 2004):

Bernard E. Bernstein Partner in the Knoxville, Tennessee law firm of Bernstein, Stair & McAdams LLP. Mr. Bernstein serves as Chairman of the Board of Directors of University Health System, Inc., the operator of the University of Tennessee Medical Center.	70	1987

Stanton J. Bluestone Chairman of the Carson Pirie Scott group of the Company from February 1998 until his retirement in January 1999. Mr. Bluestone served as Chairman and Chief Executive Officer of Carson Pirie Scott & Co. ("CPS") between March 1996 and January 1998. Prior to that Mr. Bluestone held other executive positions with CPS.	66	1998


Name, Principal Occupation, and Directorship	Age	Director Since
Julius W. Erving President of the Erving Group and Executive Vice President of RDV Sports/Orlando Magic since September 1997. Mr. Erving was employed by the National Broadcasting Company between December 1994 and June 1997, and by the National Basketball Association between 1987and September 1997. Mr. Erving serves on the Boards of Directors of Converse, Inc., The Sports Authority, and Darden Restaurants, Inc.	51	1997

Donald E. Hess Chief Executive Officer of Southwood Partners. Mr. Hess served as Chairman of the Parisian group of the Company from April 1997 until his retirement in December 1997 and served as President and Chief Executive Officer of Parisian, Inc. from 1986 to April 1997.	52	1996

George L. Jones President and Chief Executive Officer of Saks Department Store Group since March 2001. Mr. Jones served as President of Worldwide Licensing and Studio Stores for Warner Bros. from 1994 to February 2001.	50	2001

Stephen I. Sadove President of Bristol-Myers Squibb Beauty Care since October 2000.Mr. Sadove served as President of Bristol-Myers Squibb Worldwide Beauty Care and Nutritionals from December 1997 to November 2000.Since 1991, Mr. Sadove has held various executive positions with Bristol-Myers Squibb, including President of Clairol, Inc.	49	1998

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE-FOR-THE ELECTION AS DIRECTORS OF THE ABOVE LISTED NOMINEES.

CONTINUING DIRECTORS Class II (terms expiring in 2002):
John W. Burden, III Retail consultant. Mr. Burden was a partner in Retail Options between November 1993 and October 1997. Mr. Burden is the Retired Chairman of Federated Department Stores, Inc. and Allied Stores Corporation. He serves on the Boards of Directors of Chico's FAS, Inc. and J. Crew Group Inc.	64	1998

James A. Coggin President and Chief Administrative Officer of the Company since November 1998. Mr. Coggin served as President and Chief Operating Officer of the Company between March 1995 and November 1998. Prior to that, Mr. Coggin held various executive positions with the Company and with McRae's, Inc.	59	1998

Michael S. Gross Vice President of Apollo Capital Management, Inc., the general partner of Apollo Advisors, L.P. Mr. Gross serves on the Boards of Directors of Allied Waste Industries, Inc., Converse, Inc., Encompass Services, Inc., Florsheim Group, Inc., Rare Medium, Inc., and United Rentals, Inc.	39	1994


Name, Principal Occupation, and Directorship	Age	Director Since
G. David Hurd Emeritus Chairman of Principal Financial Group. Mr. Hurd served as Chairman and Chief Executive Officer of Principal Financial Group from 1989 until his retirement in December 1994.	71	1996

Philip B. Miller
Chairman of the Saks Fifth Avenue stores division of the Company since February 2000. Mr. Miller served as Chairman and Chief Executive Officer of the Saks Fifth Avenue group of the Company between September 1998 and January 2000. Mr. Miller served as Chairman and Chief Executive Officer of Saks Holdings, Inc. (the holding company for Saks & Company, a wholly owned subsidiary that did business as Saks Fifth Avenue ("SFA")) between March 1996 and September 1998. He held the same positions with SFA between June 1993 and September 1998. Mr. Miller serves on the Board of Directors of Kenneth Cole Productions, Inc.

	62	1998

Gerald Tsai, Jr. Private investor. Mr. Tsai served as Chairman, President, and Chief Executive Officer of Delta Life Corporation from February 1993 to October 1997. Mr. Tsai serves on the Boards of Directors of Rite Aid Corporation, Sequa Corporation, Triarc Companies, Inc., United Rentals, Inc., and Zenith National Insurance Corporation.	72	1993

Class III (terms expiring in 2003):
Ronald de Waal Vice Chairman of the Company's Board of Directors. Chairman of We International, B.V., a Netherlands corporation, which operates fashion specialty stores in Belgium, the Netherlands, Switzerland, Germany, and France. Mr. de Waal serves on the Boards of Directors of Post Properties Inc. and The Body Shop International.	49	1985

R. Brad Martin Chief Executive Officer of the Company since 1989 and Chairman of the Board of the Company since 1987. Mr. Martin serves on the Boards of Directors of First Tennessee National Corporation and Harrah's Entertainment, Inc.	49	1984

C. Warren Neel Commissioner of Finance and Administration for the State of Tennessee since July 2000. Dr. Neel is on leave from his post as the Dean of the College of Business Administration at the University of Tennessee, Knoxville, a position he has held since 1977. Dr. Neel serves on the Boards of Directors of American Healthways, Inc. and Clayton Homes, Inc.	62	1987

Marguerite W. Sallee Chairman and Chief Executive Officer of Frontline Group, Inc. since July 1999. Chief Executive Officer of Bright Horizons Family Solutions from July 1998 to January 1999. Ms. Sallee served as President and Chief Executive Officer of Corporate Family Solutions between February 1987 and July 1998.Ms. Sallee serves on the Board of Directors of BarPoint.com.	55	1996


Name, Principal Occupation, and Directorship	Age	Director Since
Christopher J. Stadler Managing Partner of Investcorp, S.A. since April 1996. Mr. Stadler serves on the Boards of Directors of CSK Auto, Inc. and Werner Ladder Company.	36	2000

Further Information Concerning Directors

Directors' Fees

Directors who are not officers of the Company each receive an annual fee of $17,500, $2,000 for attendance at each board meeting, and $1,000for attendance at each meeting of a committee of which the Director is a member (or $750 for participation by telephone in a board or committee meeting). Committee chairpersons each receive an additional annual fee of $2,500. Directors are reimbursed for expenses in connection with their services as Directors of the Company. Directors not employed by the Company may elect to: (i) receive fees earned in Company Common Stock, (ii) receive one-half of fees earned in Company Common Stock with the balance in cash, or (iii) participate in the Company's Deferred Compensation Plan for Non-Employed Directors and defer all such compensation in lieu of immediate cash payments. The deferred compensation is tied to the value of the Company's Common Stock.

Pursuant to the Company's 1994 Long-Term Incentive Plan (the "1994 Plan") and the 1997 Stock-Based Incentive Plan (the "1997 Plan"), each non-employee Director of the Company annually is granted a nonqualified stock option to purchase 3,000 shares of Company Common Stock(8,000 shares for the Company's Vice Chairman of the Board). Options are priced at fair market value at the date of grant and vest in one-fifth installments commencing six months from the date of grant (with each subsequent installment vesting on the anniversary date of grant) with full vesting occurring on the fourth anniversary date of grant. In addition, each non-employee Director has been awarded 2,000 shares of restricted Common Stock which vest in one-tenth installments commencing on the first anniversary of the award date. The Company's Vice Chairman of the Board also receives an annual Common Stock grant of 2,000 shares which vests immediately upon grant.

On February 18, 2000, each non-employee Director was also granted a non-qualified stock option to purchase 15,000 shares of Company Common Stock. Options were priced at $11.125, the fair market value at the date of grant and are exercisable in cumulative one-fourth installments commencing eighteen months from the date of grant (with each subsequent installment vesting every ten months thereafter) with full vesting occurring on the fourth anniversary of the date of grant. Also on that date, each non-employee Director was granted 3,000 shares of restricted Common Stock which vest on the third anniversary of the date of grant. On November 1, 2000, each non-employee Director was granted a non-qualified stock option to purchase 25,000 shares of Company Common Stock. Options were priced at $9.88, the fair market value at the date of grant. Subject to the next sentence, options are exercisable in cumulative one-fifth installments commencing six months from the date of grant, with each subsequent installment vesting on the anniversary date of grant and full vesting occurring on the fourth anniversary of the date of grant. Options fully vest if the market price of the Company's Common Stock reaches $22 per share and then terminate six months after that vesting date.

Committees of the Board of Directors and Meeting Attendance

The Board met seven times during the last fiscal year. The Board of Directors has established Audit, Human Resources/Option, and Strategic Planning/Corporate Governance Committees. Each of these Committees is comprised of non-employee Directors, with the exception of the Strategic Planning/Corporate Governance Committee, which has Philip B. Miller as a member.

The Audit Committee includes C. Warren Neel (Chair), Bernard E. Bernstein, John W. Burden, III, Julius W. Erving, and G. David Hurd. The Committee met seven times during the last fiscal year. The Audit Committee reviews the Company's financial reporting process, system of internal controls, audit processes, and processes for monitoring compliance with laws, regulations, and policies. All of the members of the Audit Committee are independent within the meaning of the rules of the New York Stock Exchange.

The Human Resources/Option Committee includes Marguerite W. Sallee (Chair), Michael S. Gross, Donald E. Hess, Stephen I. Sadove, and Gerald Tsai, Jr. The Committee met seven times during the last fiscal year. The Committee: (i) evaluates the performance of the Chief Executive Officer ("CEO") annually; (ii) reviews and establishes the salary and incentive compensation, including bonus, stock options, and stock grants, for the CEO; (iii) reviews the salaries and sets the incentive compensation for certain senior corporate officers and executives; (iv) reviews and approves the incentive compensation programs; (v) reviews and makes decisions regarding the structure of awards granted under the Company's stock option and incentive plans; and (vi) recommends Director compensation to the Board.


The Strategic Planning/Corporate Governance Committee includes Ronald de Waal (Chair), Stanton J. Bluestone, Donald E. Hess, G. David Hurd, Philip B. Miller, and Christopher J. Stadler. The Committee met five times during the last fiscal year. The Committee: (i) reviews the Company's strategic plan with management and coordinates presentation of the strategic plan to the full Board; (ii) assesses Board and Committee effectiveness; (iii) screens and recommends new Director candidates; and (iv) provides counsel to the Chairman of the Board on Committee composition. The Committee also considers any nominees for Director recommended by shareholders.

Each Director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee(s) on which he or she served, except for Mr. de Waal, Mr. Erving, and Mr. Tsai. Mr. de Waal was unable to participate in two Board meetings and in two Committee meetings due to unavoidable business and family conflicts. Mr. Erving was unable to participate in three Board meetings and in two Committee meetings due to a family emergency and in one committee meeting due to an unavoidable business conflict. Mr. Tsai was unable to participate in one Board meeting and in three Committee meetings due to unavoidable business and family conflicts. The overall average percentage for all Directors' meeting attendance was 86%.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the fiscal years ended February 3, 2001 ("2000"), January 29, 2000 ("1999"), and January 30, 1999 ("1998"), the cash compensation paid by the Company, as well as other compensation paid or accrued for these years, as to the Company's Chief Executive Officer and to each of the other five highest compensated executive officers ("Named Officers"). As used in this Proxy Statement, the term "executive officer" has the meaning set forth in Rule 3b-7 under the Securities Exchange Act of 1934. As a consequence, the table is not necessarily a list of the most highly compensated employees of the Company.

	Annual Compensation						Long-Term Compensation Awards
Name & Principal Position	Year	Salary $	Bonus ($) (1)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)		Securities Underlying Options Granted (#)	All Other Compensation ($)
R. Brad Martin Chairman of the Board and Chief Executive Officer ("CEO")	2000 1999 1998	950,000 918,750 825,000	- - 1,351,344	(7)	119,346 128,632 137,918	(2) (2) (2)	1,472,512 - 3,211,642	(3)(4)(5) (4)(8)(9)	1,889,601 27,290 866,341	61,863 41,486 54,517	(6) (6) (6)
James A. Coggin President and Chief Administrative Officer	2000 1999 1998	750,000 737,500 700,000	250,000 - 252,000		- - -		280,213 - 1,525,157	(4)(5) (4)(8)(9)	741,670 38,890 300,000	- - -
Douglas E. Coltharp Executive Vice President and Chief Financial Officer	2000 1999 1998	410,000 395,000 350,000	150,000 - 105,000		240,000 - -	(10)	237,887 - 703,023	(4)(5) (4)(8)(9)	480,000 32,929 140,000	- - -
Brian J. Martin Executive Vice President of Law and General Counsel	2000 1999 1998	412,500 387,500 350,000	- - 105,000		- - -		182,262 - 703,023	(4)(5) (4)(8)(9)	445,000 15,560 130,493	380,378 - -	(11)
Donald E. Wright Executive Vice President of Finance and Chief Accounting Officer	2000 1999 1998	332,313 313,750 280,000	100,000 - 84,000		72,500 128,440 183,440	(12) (12) (12)	146,764 - 312,071	(4)(5) (4)(9)	295,380 214,992 75,000	35,002 - -	(13)
Robert M. Mosco (14) Former President of Merchandising and Chief Operating Officer	2000 1999 1998	437,500 737,500 700,000	- - 252,000		1,875,000 - -	(14)	222,500 - 1,463,827	(4) (4)(8)(9)	135,000 38,890 300,000	- - -
(1)	Amounts awarded under the Company's bonus compensation plans and arrangements for the respective fiscal years, even if deferred.
(2)

In February 1989, the Company entered into a compensation agreement with R. Brad Martin ("Martin") which provided for a $500,000interest-free loan due January 31, 1999 or upon Martin's termination of employment with the Company. Pursuant to Martin's amended employment agreement, beginning in 1997, one-fifth of the loan balance is being forgiven annually. Other Annual Compensation represents one-fifth of the principal balance being forgiven and imputed interest on that interest-free loan.

(3)

Includes a restricted stock award to Martin of 20,000 shares of Company Stock based on achieving certain performance criteria. The shares are subject to forfeiture in the event Martin voluntarily leaves his employment before March 14, 2002. This grant was priced as of March 14, 2001, and was valued at $244,600 (at a market price of $12.23).


(4)

In 1998, Martin, Coggin, Coltharp, Brian Martin, Wright, and Mosco, were granted 150,000, 75,000, 20,000, 20,000, 10,000, and 75,000shares of Company Common Stock, respectively, under a Restricted Stock Grant Agreement pursuant to the Company's 1997 Stock-Based Incentive Plan. Restrictions lapse as a function of the Company achieving certain performance goals and time. In 1998, 50,000, 25,000,6,667, 6,667, 3,333, and 25,000 shares were earned for Martin, Coggin, Coltharp, Brian Martin, Wright, and Mosco, respectively. As of January 30, 1999, the market price of the Common Stock was $36.8125, and the value of the shares earned was $1,840,625, $920,313,$245,429, $245,429, $122,696, and $920,313 for Martin, Coggin, Coltharp, Brian Martin, Wright, and Mosco, respectively, as of that date. In 1999, no shares were earned. In 2000, 8,333, 4,167, 1,111, 1,111, 556, and 0 shares were earned for Martin, Coggin, Coltharp, Brian Martin, Wright and Mosco, respectively. As of February 3, 2001, the market price of the Common Stock was $13.85, and the value of the shares earned was $115,412, $57,713, $15,387, $15,387, and $7,701 for Martin, Coggin, Coltharp, Brian Martin, and Wright, respectively, as of that date. The value of earned shares is included in total Restricted Stock Awards, even if not fully vested.

(5)

Includes restricted stock awards granted at the market price of $11.125 on the February 18, 2000 date of grant. The stock awards and values were:  Martin, 100,000 ($1,112,500); Coggin, 20,000 ($222,500); Coltharp, 20,000 ($222,500); Brian Martin,15,000 ($166,875); Wright, 12,500 ($139,063); and Mosco, 20,000 ($222,500). The restricted stock vests on the third anniversary of the date of grant. The entire value of the award is included, even if not fully vested. Mosco forfeited his award on termination of employment.

(6)

For 1998, represents economic benefit of split dollar life insurance policy ($10,860), tax return preparation and tax planning services($17,200), and usage of Company aircraft ($26,457). For 1999, represents economic benefit of split dollar life insurance policy($12,720), tax return preparation and tax planning services ($14,327), and usage of Company aircraft ($14,439). For 2000, represents economic benefit of split dollar life insurance policy ($13,770), tax return preparation and tax planning services ($25,742), and usage of Company aircraft ($22,351). All of these amounts were in accordance with Martin's employment agreement.

(7)	Includes a Common Stock bonus of 39,500 shares. This grant was priced as of March 30, 1999 and was valued at $980,094 (at a market price of $24.8125).
(8)

In 1996, Martin, Coggin, Brian Martin, and Mosco  were granted 50,000, 30,000, 18,000, and 25,000 shares of Company Common Stock, respectively, under a Restricted Stock Grant Agreement pursuant to the Company's 1994 Long-Term Incentive Plan. Restrictions lapsed as a function of the Company achieving certain performance goals and time. Shares were earned ("Earned Shares") on the basis of achieving these goals for 1996, 1997, and 1998. In late 1996, Coltharp was granted 15,000 shares of Company Common Stock under a Restricted Stock Grant Agreement. In 1998, 16,666, 10,000, 5,000, 6,000, and 8,334 shares were earned for Martin, Coggin, Coltharp, Brian Martin, and Mosco, respectively. As of January 30, 1999, the market price of the Common Stock was $36.8125, and the value of the shares earned was $613,517, $368,125, $184,063, $220,875, and $306,795, for Martin, Coggin, Coltharp, Brian Martin, and Mosco, respectively. The value of the Earned Shares is included in total Restricted Stock Awards, even if not fully vested.  As of January 30,1999, all shares issued under this Restricted Stock Agreement had been earned.

(9)

Includes restricted stock awards of 40,000, 12,500, 15,000, 12,500, 10,000, and 12,500, for Martin, Coggin, Coltharp, Brian Martin, Wright, and Mosco, respectively, which were granted at the market price of $18.9375 on the October 2, 1998 date of grant (valued at$757,500, $236,719, $284,063, $236,719, $189,375, and $236,719, for Martin, Coggin, Coltharp, Brian Martin,  Wright, and Mosco, respectively). 25% of these awards vested on the date of grant, with 100% vesting by October 2, 2001. The entire value of the award is included, even if not fully vested.

(10)

Represents grant of 15,000 shares of Company Stock, pursuant to Coltharp's initial employment agreement, for completing three years of service. This grant was priced as of January 1, 2001 (at $16.00 per share).

(11)	Relocation-related expense.
(12)

Represents annual grant of 5,000 shares of Company Stock pursuant to Wright's initial employment agreement. The shares were granted on April 1 of each year and priced as follows: 1998 ($36.688), 1999 ($25.688), and 2000 ($14.50).

(13)	Relocation-related reimbursement.
(14)	Mosco terminated his employment with the Company effective August 31, 2000 and received a lump-sum contract payment of$1,875,000.

Note:   As of February 3,  2001, the number and value (based on the $13.85 closing price of Common Stock as of February 2, 2001) of shares of unvested restricted stock held by each of the Named Officers were as follows: Martin, 297,500 shares ($4,120,375); Coggin, 93,125 shares ($1,289,781); Coltharp, 42,499 shares ($588,611); Brian Martin, 39,291 shares ($544,180); and Wright, 28,332 ($392,398).


Employment Contracts

All of the Named Officers and certain other officers have employment agreements with the Company. All agreements fix the Named Officers' minimum base compensation for the fiscal year, set out bonus targets, and provide for participation by such officers in employment benefit plans as the Company may adopt. The CEO's contract also sets forth certain perquisites. The current agreement for Martin expires on November 1, 2005, and the current agreements for Coggin, Coltharp, Brian Martin, and Wright expire on November 1, 2003. Annual base salaries currently in effect are as follows: Martin, $950,000; Coggin, $750,000; Coltharp, $410,000; Brian Martin, $550,000, and Wright $334,750. Under the terms of each agreement, each Named Officer is entitled to receive his base salary for the remainder of his employment period in the event he is terminated without cause. This payment would be made in one lump sum.

If Mr. Martin's termination is without cause or by Mr. Martin for Good Reason after a change in control or a potential change in control, Mr. Martin is entitled to receive (a) a sum equal to the base Salary then in effect plus 25% of Executive's Maximum Bonus Potential times the longer of 3 years or the balance of the time remaining in the Term, and (b) immediate vesting of all stock options and restricted stock awards (including service grants) with the ability to exercise the stock options for the shorter of two years or the original expiration period of the option, and (c) participation in the Company's health plans, with family coverage, for his life, and continuation of split-dollar insurance agreements for five years, and (d) vesting at the retirement rate in the Company's Supplemental Savings Plan with no reduction in the current rate of return, and (e) the option to buy any one Company aircraft at its then book value on the Company's books, and if he exercises this option, the Company shall reimburse him for the operating costs of the aircraft for up to 200 hours per year for three years, and (f) if any payment, right, or benefit paid to Mr. Martin is treated as an "excess parachute payment" under Section 280 (G) (b) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall indemnify and hold harmless and make whole, on an after-tax basis, Mr. Martin for any adverse tax consequences, including but not limited to providing to him on an after-tax basis the amount necessary to pay any tax imposed by Code Section 4999.

For the other Named Officers, if the termination is without Cause or by the executive for Good Reason after a Change in Control or Potential Change in Control, the Named Officer shall receive a sum equal to three times his Base Salary then in effect, continuation in the Company's health plans for three years at no cost, and vesting in the Company's Supplemental Savings Plan at the retirement rate. If any payment, right or benefit paid to the Named Officer by the Company is treated as an "excess parachute payment" under Section 280(G) (b) of the Code, the Company shall indemnify and hold harmless and make whole, on an after-tax basis, the Named Officer for any adverse tax consequences, including but not limited to providing to the Named Officer on an after-tax basis the amount necessary to pay any tax imposed by Code Section 4999.

A "Change in Control" is defined as: (i) the acquisition of 25% or more of the combined voting power of the Company's outstanding securities, (ii) a tender offer, merger, sale of assets, or other business combination which results in the transfer of a majority of the combined voting power of the Company or any successor entity, or (iii) during any period of two consecutive years, the failure to elect a majority of the individuals constituting the Board of Directors of the Company prior to the commencement of such period, unless the election or nomination of any replacement Directors was approved by vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such period. A "Potential Change in Control" is defined as: (i) the approval by the shareholders of the Company of an agreement which, if consummated, will result in a change of control or (ii) the acquisition of 5% or more of the outstanding voting securities of the Company and the adoption by the Company's Directors of a resolution to the effect that a potential change in control of the Company has occurred.

Loans to Executive Officers

In addition to cash compensation, the executive compensation programs of the Company provide for meaningful equity-based incentives (including restricted stock grants), placing a substantial portion of executive compensation at risk. In order to permit the Executive Officers to retain their stock ownership and to assure that they had adequate liquidity to pay their income tax obligations without the need to sell shares of Company Stock, in April 2000, the Company entered into loan agreements with the Executive Officers as follows: Martin, $885,000; Coggin, $265,000; Coltharp, $250,000; Brian Martin, $110,000; and Wright, $200,000. The loans accrue simple interest at 8% per year, and the loans must be repaid in one lump sum after five years. If the Executive Officer terminates his employment with the Company within this five-year period, the principal plus accrued interest will be due at that time.


Stock Options

The following table contains information concerning the grant of stock options under the Company's incentive plans to the Named Officers as of fiscal year end.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Options Granted (#)(1)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share) (2)	Expiration Date	5% ($)	10% ($)
R. Brad Martin	500,000	(4)	3.4	11.13	2/18/10	3,495,000	8,865,000
	65,970	(5)	0.4	11.44	5/1/10	474,324	1,202,633
	1,323,631	(6)	8.9	9.88	11/1/10	8,213,130	16,042,407

James A. Coggin	100,000	(4)	0.7	11.13	2/18/10	699,000	1,772,000
	41,670	(5)	0.3	11.44	5/1/10	299,607	759,644
	600,000	(6)	4.0	9.88	11/1/10	3,723,000	7,272,000

Douglas E. Coltharp	100,000	(4)	0.7	11.13	2/18/10	699,000	1,772,000
	30,000	(5)	0.2	11.44	5/1/10	215,700	546,900
	350,000	(6)	2.3	9.88	11/1/10	2,171,750	4,242,000

Brian J. Martin	75,000	(4)	0.5	11.13	2/18/10	524,250	1,329,750
	20,000	(5)	0.1	11.44	5/1/10	143,800	364,600
	350,000	(6)	2.3	9.88	11/1/10	2,171,750	4,242,000

Donald E. Wright	60,000	(4)	0.4	11.13	2/18/10	419,400	1,063,500
	10,380	(5)	0.1	11.44	5/1/10	74,632	189,123
	225,000	(6)	1.5	9.88	11/1/10	1,396,125	2,727,000

Robert M. Mosco	100,000	(4)	0.7	11.13	8/25/01	699,000	1,772,000
	35,000	(5)	0.2	11.44	8/25/01	251,754	637,875

________________________________________

(1)	Under the terms of the 1994 Plan and the 1997 Plan, the Human Resources/Option Committee administers the option program.
(2)

All options were granted at the market closing price on the date of grant. No incentive stock options were granted. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(3)

Potential gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock of the Company and overall stock conditions, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(4)

Options are exercisable in cumulative one-fourth installments commencing eighteen months from the date of grant (with each subsequent installment vesting every ten months thereafter) with full vesting occurring on the fourth anniversary of the date of the grant.

(5)

Options are exercisable in cumulative one-fifth installments commencing six months from the date of grant (with each subsequent installment vesting on the anniversary date of grant) with full vesting occurring on the fourth anniversary of the date of grant.

(6)

Subject to the next sentence, options are exercisable in cumulative one-fifth installments commencing six months from the date of grant, with each subsequent installment vesting on the anniversary date of grant and full vesting occurring on the fourth anniversary of the date of grant. Options fully vest if the market price of the Company's Common Stock reaches $22 per share and then terminate six months after that vesting date.


Option Exercises and Holdings

The following table sets forth information with respect to the Named Officers concerning the exercise of options during 2000 and unexercised options held at fiscal year end.

Aggregated Option Exercises in Last Fiscal Year End and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Unexercised Options Held at Fiscal Year End (#)	Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
			Exercisable/Unexercisable	Exercisable/Unexercisable
R. Brad Martin	0	0	1,035,451/2,217,781	78,330/6,751,255
James A. Coggin	0	0	303,890/856,670	130,605/2,737,923
Douglas E. Coltharp	0	0	170,237/532,500	14,475/1,721,650
Brian J. Martin	0	0	153,830/488,336	82,681/1,634,225
Donald E. Wright	0	0	105,324/336,972	5,008/1,077,908
Robert M. Mosco	0	0	35,280/0	125,714/0

__________________________________

(1)	Represents the difference between the closing price of the Company's Common Stock on February 2, 2001 ($13.85) and the exercise price of the options.

 Comparison of Five-Year Cumulative Total Return

The following graph and table compare cumulative total shareholder return among Saks Incorporated, the S&P Midcap400 Index, the S&P Retail Stores - Department Index, and a Retail Peer Group Index (consisting of Federated, May, Dillard's, J.C. Penney, Nordstrom, Neiman Marcus, and the Company) assuming an initial investment of $100 and reinvestment of dividends.

D O L L A R S
YEARS
Description	Starting Basis 2/3/96	2/1/97	1/31/98	1/30/99	1/29/00	2/3/01
Saks Incorporated	$100.00	$165.71	$268.56	$336.55	$126.85	$122.97
S&P Midcap 400	$100.00	$121.91	$152.43	$177.88	$206.35	$255.06
S&P Retail Stores-Department	$100.00	$107.44	$140.91	$139.34	$111.88	$148.21
Retail Peer Group	$100.00	$105.95	$141.03	$132.32	$ 92.82	$ 99.98

These comparisons are not intended to forecast or be indicative of possible future performance of the Company's stock. The Company added a comparison to a Retail Peer Group Index in the current year, since it is a more appropriate comparison for our business.


Certain Transactions

James A. Coggin, Jr., son of James A. Coggin, is a principal in, director of, and owns 50% of Public Energy Services LLC. The Company paid Public Energy Services $180,341 in consulting fees and expenses for the fiscal year ended February 3, 2001.  Public Energy Services analyzed the Company's energy needs, developed a strategic energy plan, and negotiated a long-term nationwide supply contract with an independent third party-provider. The Company believes that the consulting fees paid to Public Energy Services were less than or equal to fees that would have been charged by similar firms to perform comparable services.

Jeffrey C. Martin, a Senior Vice President of the Company and brother of R. Brad Martin, is also a partner of Shea & Gardner, a Washington, D.C., law firm. In his capacity with the Company, Jeffrey C. Martin is responsible for legal compliance and governmental relations.  For the fiscal year ended February 3, 2001, the Company paid Shea & Gardner $179,551 in fees and disbursements for litigation defense, legal compliance, and governmental relations services and for reimbursement of support services provided to Jeffrey C. Martin in his capacity with the Company. The Company believes that payments made to Shea & Gardner were less than or equal to payments that would have been made to comparable firms to obtain similar services.

Report of the Human Resources/Option Committee of
the Board of Directors on Executive Compensation

Executive Compensation Policies

The Human Resources/Option Committee of the Board of Directors (the "Committee") is composed of five independent Directors who are not employees of the Company: Ms. Sallee, Chair of the Committee; Mr. Gross; Mr. Hess; Mr. Sadove; and Mr. Tsai. The Committee reviews the compensation of the Company's executive officers and approves the amount and form of equity compensation for all associates. For purposes of annual bonus compensation, the Committee sets performance targets for the executive officers under the1998 Senior Executive Bonus Plan ("1998 Plan"), which was approved by the shareholders. The Committee establishes those targets shortly after the beginning of each fiscal year, and after year-end financial statements become available, the Committee measures performance to the established targets. The Committee also retains the discretion to award bonuses for other individual and corporate results that were not directly tied to the pre-determined targets. The Committee determines all elements of the compensation of the Chief Executive Officer ("CEO") and conducts an extensive evaluation of the annual performance of the CEO.

The compensation programs of the Company are designed to align compensation with business objectives and performance and to enable the corporation to attract, retain, and reward talented executives who contribute to the long-term success of the Company. The compensation strategy of the Company is to provide base salary levels comparable to the median ranges of market compensation for comparable positions (based on data from independent resources), to provide annual cash bonus incentives which reflect short-term operating performance, and to provide equity-based incentives, which relate to long-term shareholder value creation. A substantial portion of total executive compensation is at risk.

Long-term incentives are provided through awards of stock options, stock grants, and restricted stock awards. Such equity awards are made to the Named Executive Officers and other key employees pursuant to the Company's 1994 Long-Term Incentive Plan ("1994 Plan") and the 1997 Stock-Based Incentive Plan ("1997 Plan"). Stock options are granted at or above the market price and will only have value if the Company's stock price increases. Currently, most options vest in five equal installments, and executives must be employed by the Company at the time of vesting in order to exercise the option grants. The Committee administers these plans.

CEO Compensation

R. Brad Martin has served as Chairman and CEO of the corporation since July 1989. While serving in this capacity, the Company's revenues have grown from $94.8 million for the year ended February 3, 1990 to over $6.5 billion for the year ended February 3, 2001. Shareholders' equity grew from $20.2 million to $2.3 billion during the same time period. At February 3, 1990, the Company operated 11stores in three states comprising approximately 900 thousand square feet. Today Saks Incorporated operates 355 stores in 39 states comprising approximately 34.5 million square feet.


Pursuant to the Company's compensation strategy, Mr. Martin's compensation package consists of a base salary, annual cash bonus incentives that relate to short-term operating performance, and equity-based incentives that primarily relate to long-term share holder value creation.

Under the terms of an employment agreement (the "Agreement") approved by the Committee and entered into on November 1, 2000, Mr. Martin's annual base salary is $950,000, which is the same salary that has been in effect since May 1, 1999. In the Committee's view, Mr. Martin's salary is less than the base salary for other chief executives with comparable responsibilities.

Pursuant to the Agreement, Mr. Martin may earn an annual cash bonus of up to 150% of base salary through his participation in the Company's 1998 Plan. For 2000, the potential cash bonus award was based upon the achievement of sales and earnings per share targets for the corporation. Because the Company did not meet its targets for sales and earnings per share in 2000, Mr. Martin was not awarded a cash bonus in 2000.

In 2000, Mr. Martin earned 8,333 shares of Company Common Stock under a Restricted Stock Grant Agreement entered into in January,1998. As of February 3, 2001, these shares were valued at $115,412.

As part of broad-based awards to many associates of the Company, Mr. Martin was granted, on February 18, 2000, a restricted stock award of 100,000 shares, valued at $1,112,500 on the grant date. Those shares of stock vest on the third anniversary of the date of grant.

Pursuant to the terms of the Agreement and the 1998 Plan, Mr. Martin was also eligible for a bonus of up to 40,000 shares of Company Common Stock. For 2000, the potential to earn 10,000 of the shares was based upon the achievement of earnings per share targets, the potential to earn 15,000 of the shares was based on the launch of saks.com, and the potential to earn the remaining 15,000 shares was based upon the achievement of certain specific financial targets and objectives in his personal plan. As a result of the launch of saks.com and the achievement of certain of the objectives outlined in his personal plan, including the increased profitability of the Saks Fifth Avenue business, overhead reductions, and the creation of web-enabled strategies, Mr. Martin earned 20,000 shares of Common Stock. The Committee placed a restriction on those shares so that Mr. Martin will forfeit the shares if he voluntarily terminates his employment before March 14, 2002.

During 2000, Mr. Martin was granted options to purchase 1,889,601 shares of Company Common Stock under the 1994 Plan. These options were priced between $9.88 and $11.44, reflecting the market prices of the Company's stock on the dates of grant. These option grants were made at the same time and price as options that were awarded to many associates of the Company.

Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (the "Code") limits the tax deductibility of compensation in excess of $1 million paid to the Named Officers, unless the payments are made under a performance-based plan as defined in Section 162(m). The Committee believes the payments in 2000 under the 1994 Plan and the 1998 Plan (both of which were previously approved by the shareholders of the Company) meet the requirements of deductibility as specified under the applicable provisions of the Code. While some portion of other compensation may not qualify as wholly-deductible in certain years, any such amount is not expected to be material to the Company. Awards under certain restricted stock agreements will not qualify as performance-based compensation under Section 162(m); however, these agreements qualify for favorable accounting treatment, thus reducing the program's expense. It is the Committee's intention to continue to utilize performance-based compensation in order to obtain maximum deductibility of executive compensation, while providing a compensation program that will attract, retain, and reward the executive talent necessary to maximize shareholder return.

                                                                                                         Human Resources/Option Committee

                                                                             Marguerite W. Sallee, Chair
                                                                             Michael S. Gross
                                                                             Donald E. Hess
                                                                             Stephen I. Sadove
                                                                             Gerald Tsai, Jr.

                                                                             March 30, 2001


Audit Committee Report

The primary function of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of the Company's financial reporting process. The Board of Directors of the Company has adopted an Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix "A." The Charter lists the responsibilities of the Audit Committee.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the Company's independent accountants, the Company's audited consolidated financial statements for the fiscal year ended February 3, 2001. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61(Codification of Statements on Auditing Standards).

The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon its review of the Company's audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended February 3, 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2001 for filing with the Securities and Exchange Commission.

                                                                                                      Audit Committee

                                                                                                     C. Warren Neel, Chair
                                                                                                      Bernard E. Bernstein
                                                                                                     John W. Burden, III
                                                                                                     Julius W. Erving
                                                                                                     G. David Hurd

                                                                                                     April 9, 2001

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Item No. 2)

Subject to ratification by the shareholders, the Board of Directors has reappointed PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending February 2, 2002. PricewaterhouseCoopers LLP (or their predecessor firm Coopers & Lybrand) has examined the financial statements of the Company since 1991.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE SHAREHOLDERS VOTE-FOR-SUCH RATIFICATION.

Fees billed to the Company by PricewaterhouseCoopers LLP in 2000

Audit Fees

Audit fees for the audit of the Company's financial statements for the fiscal year ended February 3, 2001 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q are estimated to be $890,000, of which $542,375 have been billed as of February 3, 2001.

Financial Information Systems Design and Implementation Fees

The Company did not engage PricewaterhouseCoopers LLP to provide services to the Company regarding financial information systems design and implementation during the fiscal year ended February 3, 2001.


All Other Fees

Fees billed for all other services for the fiscal year ended February 3, 2001, including benefit plan audits, securities-related services, tax-related services, and accounting consultations totaled $766,163.

The Audit Committee of the board of Directors has considered whether the provision of these services is compatible with the maintenance of the independence of PricewaterhouseCoopers LLP.

SHAREHOLDER PROPOSALS

The following two proposals were submitted by shareholders.  If the shareholder proponent of a proposal, or a qualified representative, is present and submits the proponent's proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Shareholders. We include each proposal plus any supporting statement exactly as submitted by the proponent for the proposal.  To make sure readers can easily distinguish between material provided by each proponent and material provided by the Company, we have placed a box around material provided by the proponent.

PROPOSAL BY A SHAREHOLDER CONCERNING BOARD OF DIRECTOR TERM LIMITS
(Item No. 3)

Evelyn Y. Davis, 2600 Virginia Avenue, NW, Suite 215, Washington, D.C. 20037, owner of 600 shares of the Company's Common Stock, submitted the following proposal, which is OPPOSED by the Board of Directors:

RESOLVED: "That the stockholders of Saks Inc. recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."

REASONS: "The President of the U.S.A. has a term limit, so do Governors of many states."

"Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders."

"No director should be able to feel that his or her directorship is until retirement."

"If you AGREE, please mark your proxy FOR this resolution."

Statement Against Shareholder Proposal

The Board of Directors opposes the foregoing resolution. The Company operates in a complex and diverse competitive environment. Experienced directors often have a better understanding of the Company and its operations. Six-year term limits for directors would reduce the overall level of experience of board members. Furthermore, a six-year term limit would mean that an especially qualified director, with valuable experience, could no longer stand for election.  In that way, a mandatory term limit could reduce the overall effectiveness of the Board of Directors.

The Board of Directors is made up of individuals from diverse backgrounds with unique experiences. Accordingly, without mandatory term limits, our Board members bring new ideas and fresh approaches to their duties as directors. Directors of the Company clearly understand that they are not guaranteed a position until retirement. Our directors stand for election only after being nominated by the Board of Directors. If nominated, they must be elected by the shareholders. And upon completion of their term, to serve further they must be re-nominated and stand for election again. For all these reasons, the Board of Directors believes that a mandatory six-year term limit for directors is not in the best interest of the Company and its shareholders.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL (Item No. 3).


PROPOSAL BY A SHAREHOLDER CONCERNING CLASSIFIED BOARD OF DIRECTORS
(Item No. 4)

On behalf of the New York City Employees' Retirement System, which owns 121,786 shares of the Company's Common Stock, Alan G. Hevesi, Comptroller of the City of New York, submitted the following proposal:

REPEAL CLASSIFIED BOARD

Submitted on behalf of the New York City Employees' Retirement System by Alan G. Hevesi, Comptroller of the City of New York.

BE IT RESOLVED, that the stockholders of Saks Incorporated request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes.  This policy would take effect immediately, and be applicable to the reelection of any incumbent director whose term, under the current classified system, subsequently expires.

SUPPORTING STATEMENT

We believe that the ability to elect directors is the single most important use of the shareholder franchise.  Accordingly, directors should be accountable to shareholders on an annual basis.  The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

The Board of Directors makes no recommendation regarding this proposal.

At the Company's 1997 Annual Meeting of Shareholders, the Company's shareholders approved, and the Company thus implemented, the Board of Directors' proposal to amend the Company's Charter to provide for a classified Board of Directors.  At that time, the Board of Directors recommended that the Company's shareholders vote "for" the classified board proposal because the Board believed that a classified board would be advantageous to the Company and its shareholders for the following reasons:

  A classified board would facilitate director continuity and experience, because a majority of the Company's directors at any given time would have prior experience as members of the Board of Directors.  The Board of Directors believed that this would enhance the likelihood of continuity in Board-formulated policies.
  A classified board would encourage those who might seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors, assuring sufficient time for the Board to review the proposal and recommend appropriate alternatives.  The Board of Directors believed that a classified board would be in a better position to protect the interests of all of the Company's shareholders.

Although the Board of Directors believes that the reasons for the Company's classified board remain valid, the Board of Directors is not making a recommendation regarding this shareholder proposal so that the Board may obtain a shareholder vote concerning the classified Board of Directors without a Board recommendation.

In accordance with the Company's Amended and Restated Charter and Tennessee law, the Company can declassify its Board of Directors only if (1) the Board of Directors approves and (2) the holders of 80% or more of the then-outstanding shares of the Company's Common Stock, voting together as a single class, also approve.  The Board of Directors will take into consideration the shareholder vote with respect to this shareholder proposal, which is stated as a request, in deciding whether to initiate actions intended to result in the annual election of all directors.

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Section 16(a) of the Securities Exchange Act of 1934
Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of stock of the Company.

To the Company's knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended February 3, 2001, all Section 16(a)filing requirements applicable to its officers, Directors, and 10% or greater beneficial owners were satisfied.

Other Matters

The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

Shareholders' Proposals or Nominations for 2002 Annual Meeting

Proposals for shareholder action which eligible shareholders wish to have included in the Company's proxy mailed to shareholders in connection with the Company's 2002 Annual Meeting must be received by the Company at its corporate headquarters, 750 Lakeshore Parkway, Birmingham, Alabama, 35211, by December 28, 2001. Under the Company's bylaws, in order for a matter to be brought before the 2002 Annual Meeting, or for a shareholder to nominate persons for election to the Board of Directors at the 2002 Annual Meeting, the shareholder must give the Company notice at its corporate headquarters by December 28, 2001.

If you wish to make a nomination to the Board, your notice must include the following information: (a) the name, age, business address, and residence address of the nominee, (b) the principal occupation or employment of such person, (c) the number of shares of Common Stock of the Company that are beneficially owned by such person, (d) any other information about such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, (e) the name and address of the shareholder giving notice, (f) the number of shares of Common Stock that are beneficially owned by such shareholder, and (g) descriptions of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination or nominations are to be made by the shareholder. Nominations by the Board of Directors of the Company are proper if they are made in compliance with the proxy rules of the Securities and Exchange Commission.

If you wish to propose an item of business, your notice must include the following information: (a) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the number of shares of Common Stock of the Company that are beneficially owned by the shareholder, and (d) any financial interest of the shareholder in such proposal.

Listing of Shareholders

A complete list of the shareholders entitled to vote at the Annual Meeting of the Shareholders, to be held on June 13, 2001, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a shareholder, and at all times during the Annual Meeting at the place of the meeting.


Annual Report

The Company's annual report for the year ended February 3, 2001 is being mailed with this proxy statement but is not to be considered as a part hereof.

A copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder whose proxy is solicited upon written request to:

Senior Vice President of Investor Relations
Saks Incorporated
P.O. Box 9388
Alcoa, Tennessee 37701-9388

                                                                                                  By order of the Board of Directors,

                                                                                                  Julia Bentley
                                                                                                  Secretary
                                                                                                  Birmingham, Alabama
                                                                                                  April 30, 2001

APPENDIX A
AUDIT COMMITTEE CHARTER
SAKS INCORPORATED

Mission Statement

The Audit Committee (the "Committee") of Saks Incorporated (the "Company") will assist the Board of Directors in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws, regulations, and policies. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Company's business, operations, and risks.

Organization

Size, Terms, and Independence

The Committee will be comprised of a minimum of three Directors, each of whom is financially literate or becomes financially literate within a reasonable period of time after his or her appointment to the Committee.

The Strategic Planning/Corporate Governance Committee of the Board of Directors will nominate the Audit Committee members. The membership term is one year.

The Committee will be comprised of Directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member. Directors who have significant financial dealings with, apart from their relationship as Directors of the Company, officers or employees of the Company or its subsidiaries, are not qualified for Audit Committee membership.


Qualifications of Members

To effectively fulfill their responsibilities, Committee members need to dedicate a significant amount of time and energy to Committee activities. These activities include preparation for, and attendance at, meetings, ongoing education about the Company's business and the retail industry, and participation in conference calls with management. Members should strive to attend every meeting of the Committee. Audit Committee members should limit the number of directorships they hold so they can devote more time to, and become more effective at, their Committee responsibilities.

Each Committee member should make a unique and valuable contribution to the Committee. Qualifications each Committee member should possess include integrity, recognition of the Committee's significant role within the organization, dedication of time, understanding of the business, knowledge of the Company's risks and controls, inquisitiveness, independent judgment, and the ability to offer new and different perspectives and constructive suggestions.

Committee Chairperson

In selecting a Committee Chairperson, the Board of Directors should choose someone with the requisite characteristics listed above, strong leadership qualities, objectivity, and the ability to promote effective working relationships among Committee members, management, internal auditors, and external auditors.

Meetings

The frequency and length of Committee meetings will be appropriate to ensure that the Committee meets its objectives. The Committee generally will meet four times per year, in conjunction with the regularly scheduled Board meetings. Additional meetings will be called as needed. Prior to each meeting, the timetable, agenda, and participants will be planned. In addition to the Committee members, participants in meetings will normally include the Senior Vice President of Compliance and Government Affairs, and/or the Director of Internal Audit, the Chief Financial Officer, the Chief Accounting Officer, and other members of management as appropriate for the meeting.

In addition to regularly scheduled meetings, the Committee will meet privately with management and with the internal auditors and the external auditors at least once during the year. All groups will have direct and unrestricted access to the Committee.

Roles and Responsibilities

General

Acting as an arm of the Board of Directors, the functions of the Audit Committee are to:

  Satisfy itself that the outside and inside auditing and control systems and procedures are sufficient to protect the stockholders' interests.
  Serve as an informed voice on the Board of Directors in evaluating and supporting the financial and accounting groups of the Company.
  Review the adequacy of the Company's financial and accounting policies and disclosures and approve changes therein.
  Be assured that financial reports published or presented to the Board properly reflect the financial condition of the business.
  Review and evaluate policies and performance for compliance with applicable laws and regulations and the highest standards of business conduct.

Internal Control

  Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that associates possess an understanding of their roles and responsibilities.
  Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.
  Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.
  Ensure that the external auditors and the compliance officer keep the Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.


Financial Reporting

General

  Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their effect on the financial statements.
  Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.
  Review changes in accounting methods.

Annual Financial Statements

  Review the annual financial statements and determine whether they are complete and consistent with the information known to Committee members and assess whether the financial statements reflect appropriate accounting principles.
  Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures.
  Focus on judgmental areas such as those involving valuation of assets and liabilities, including, but not limited to, the accounting for and disclosure of obsolete or slow-moving inventory, litigation reserves, and other commitments or contingencies.
  Meet with management and the external auditors to review the financial statements and the results of the annual audit.
  Consider management's handling of proposed audit adjustments identified by the external auditors.
  Review Management's Discussion and Analysis and other sections of the annual report to shareholders before its release and consider whether the information is adequate and consistent with Committee members' knowledge about the Company and its operations.
  Ensure that the external auditors communicate certain required matters to the Committee.

Interim Financial Statements

  Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis.
  Meet with management, and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review (this may be done by the Committee Chairperson or the entire Committee).
  To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the internal and external auditors on whether:
    Actual financial results for the interim period varied significantly from budgeted or projected results;
    Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices;
    Generally accepted accounting principles have been consistently applied;
    There are any actual or proposed changes in accounting or financial reporting practices;
    There are any significant or unusual events or transactions;
    The Company's financial and operating controls are functioning effectively;
    The Company has complied with the terms of loan agreements or security indentures; and
    The interim financial statements contain adequate and appropriate disclosures.
  Ensure that the external auditors communicate certain required matters to the Committee.


Compliance with Laws and Regulations

  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.
  Periodically obtain updates from the Senior Vice President of Compliance and Government Affairs, the General Counsel, and the Tax Director regarding compliance.
  Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.
  Review regulatory reports or the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

Compliance with Policies

  Ensure that the Company has established well-defined ethical standards and written guidelines for acceptable behavior in the form of appropriate policies, handbook, or code of conduct.
  Evaluate whether management is setting the appropriate tone at the top by communicating the importance of integrity and policies for acceptable business practices.
  Review the program for monitoring compliance with policies.
  Periodically obtain updates from the Senior Vice President of Compliance and Government Affairs and the General Counsel regarding compliance.

Internal Audit

  Approve overall scope of the internal audit program.
  Review the internal auditors' annual and interim reports to the Committee.
  Review internal controls.
  Meet periodically with the internal auditor(s) without management present.
  Review the activities and organizational structure of the internal audit function.
  Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit.
  Review the effectiveness of the internal audit function and ensure that the Company is fully utilizing internal audit skills and providing necessary support.
  Review the annual internal audit plan.
  Review internal audit's co-sourcing arrangements.

External Audit

  Receive, evaluate, and act upon management's recommendation of independent public accountants. Approve the designated managing partner of the independent public accountants assigned to the annual audit.
  Approve the overall scope of their audit.
  Review the results of the audit program with emphasis on the following:
    Fairness of presentation of financial data.
    The public accountants' opinion of the Company's internal controls.
    The public accountants' opinion as to the qualifications of financial and control personnel.
  Review exceptions pointed out in the public accountants' management letter and the programs to rectify them.
  Review audit fees and the public accountants' fees for non-audit services, including the possible effect of each such service on the independence of the public accountants.
  Meet periodically with the independent public accountants without management present.
  Review the external auditors' proposed audit scope and approach.


  Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors.
  Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards.

Ongoing Communications/Other Responsibilities

  The Committee should obtain information, through discussion with management and written reports, on the following:
    Management's assessment of the business risks the Company is facing and its planned response to those risks;
    The legal environment, including the status of any pending lawsuits or administrative proceedings that would have a significant effect on the Company's financial statements and related accruals;
    Controls over treasury activities, including cash management, hedging, and use of new or unusual financial instruments;
    Current issues affecting the retail industry;
    The effect new tax laws and other regulations may have on the Company;
    Insurance coverage for Directors and officers; and
    The policies and procedures in effect for considering officers' expenses and perquisites.
  Meet with the external auditors, director of internal audit, and management in separate sessions to discuss any matters that the Committee or these groups believe should be discussed privately.
  Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis.
  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.
  Perform other oversight functions as requested by the full Board.
  Review and update the audit committee charter on an annual basis.
  Appraise Company policies and procedures to prevent unauthorized use of Company funds, property, or authorization.
  Meet with the financial and control officers of the Company or any other persons it deems necessary or appropriate in discharging its duties. The Committee shall have direct access to all such persons, including the internal auditors.
  Review any questionable payments or transactions and any significant conflicts of interest that may arise.

Reporting Responsibilities

  Regularly update the Board of Directors about Committee activities and make appropriate recommendations.


Instructions for Voting Your Proxy

Saks Incorporated is now offering shareholders of record three alternative ways to vote your proxies:

* Through the Internet (using a browser)   *By Telephone (using a touch-tone telephone)   * By Mail (traditional method)

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week. Regardless of which method you choose, your proxy will be voted as directed.

INTERNET VOTING     Available only until 5:00 p.m. Eastern Time on June 12, 2001
*  Visit our Internet voting website at http://proxy.georgeson.com
*  Enter the Company Number AND Control Number shown below and follow the instructions on your screen
*  You will incur only your usual Internet charges.

TELEPHONE VOTING   Available only until 5:00 p.m. Eastern Time on June 12, 2001
*  This method of voting is available for residents of the U.S. and Canada
*  On a touch-tone telephone, call TOLL FREE 1-877-816-0836, 24 hours a day, 7 days a week
*  You will be asked to enter ONLY the control number shown below
*  Have your proxy card ready, then follow these instructions:
   OPTION 1: To vote as the Board of Directors recommends on items 1, 2, and 3 and to abstain on item 4, press 1
   OPTION 2: If you choose to vote on each director nominee or each item separately, press 2

VOTING BY MAIL
*  Simply mark, sign and date your proxy card and return it in the postage-paid envelope
*  If you are voting by the Internet or telephone, please do not mail your proxy card.
Our Annual Meeting of the Shareholders will be held at 8:30 a.m. Eastern Time on June 13, 2001 at the Willard Inter-Continental Hotel, 1401 Pennsylvania Avenue NW, Washington, D.C. 20004.

                                           COMPANY NUMBER                         CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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[X] Please mark votes as in this example.
THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED "FOR" ITEMS 1 AND 2 , "AGAINST" ITEM 3, AND "ABSTAIN" FOR ITEM 4, AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2

Item 1. ELECTION OF DIRECTORS:
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed):  CLASS I (term expiring in 2004): Bernard E. Bernstien, Stanton J. Bluestone, Julius W. Erving, Donald E. Hess, George L. Jones, Stephen I. Sadove

	FOR all nominations listed (Except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominations listed [ ]		In their discretion, the Proxies are authorized to vote upon such other business (none at the time of solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.
Item 2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the independent accountants of the Company.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]	The undersigned acknowledges receipt of Notice of said Annual Meeting and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3
Item 3. PROPOSAL BY A SHAREHOLDER -- Board Term Limits.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]	THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.
Item 4. PROPOSAL BY A SHAREHOLDER -- Classified Board.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

DATE: _______________________________, 2001

___________________________________________
Signature of Shareholder

___________________________________________
Signature of Shareholder (if held jointly)

PLEASE DATE THIS PROXY AND SIGN YOUR NAME OR NAMES EXACTLY AS SHOWN HEREON. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE SIGN YOUR FULL TITLE AS SUCH. IF THERE ARE MORE THAN ONE TRUSTEE, OR JOINT OWNERS, ALL MUST SIGN. PLEASE RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
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750 Lakeshore Parkway
Birmingham, Alabama 35211

P R O X Y

PROXY FOR ANNUAL MEETING OF THE SHAREHOLDERS, JUNE 13, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R. Brad Martin and Julia A. Bentley, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock held of record by the undersigned on April 16, 2001 at the Annual Meeting of the Shareholders of Saks Incorporated to be held on June 13, 2001, at 8:30 a.m., Eastern Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner.

(Please sign and date the reverse side of this proxy)